EXHIBIT 10.89
                              EMPLOYMENT AGREEMENT


         As of the January 1, 2000, by and between Jan Klein, residing at 18 Aspen Way, Morristown New Jersey 07960 (hereinafter referred to as the "Employee") and U.S. Wireless Corporation, (hereinafter referred to as the "Company").


                              W I T N E S S E T H:

         WHEREAS, the Company has engaged DaVinci Solutions LLC (hereinafter referred to as "DaVinci"), through which Employee has provided the Company consulting services; and

         WHEREAS, the Company and Employee desire that Employee enter into an employment agreement with the Company securing to the Company the experience, ability, and services of the Employee as a member of the Company's senior management with the title of Vice President - Business and Market Development; and

         WHEREAS,  simultaneously  with the commencement of Employee as a member
of  the  Company's  management,   the  DaVinci  consulting  agreement  shall  be
terminated; and

         WHEREAS, the Employee commences his employment with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries, and/or predecessors and Employee and/or DaVinci.

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         (A) Subject to and upon the terms and conditions of this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment in the capacity as Vice President - Business and Market Development of U.S. Wireless Corporation. In this capacity, Employee will report to the Chief Executive Officer of the Company.

         (B) Annexed hereto as Appendix A is a letter agreement by and between the Company, DaVinci and Employee in which (i) the consulting agreement by and between the Company and DaVinci dated as of May 20, 1999 is terminated as of the date of this Agreement and (ii) Employee shall cease operations on behalf of DaVinci, except as specified in subarticle II(B) herein, though Employee shall remain a member of DaVinci. In addition, annexed hereto as Appendix B is an assignment agreement by and between the Employee and DaVinci, whereby DaVinci assigns to Employee the option granted by the Company to DaVinci pursuant to an option agreement dated May 20, 1999.
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                                   ARTICLE II
                                     DUTIES

         (A) The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's Boards of Directors, perform such duties and functions related to his position as he may be called upon to perform by the Company during the term of this Agreement.

         (B) The Employee agrees to devote 100% of his business time and best efforts to the performance his duties for the Company and to render such services, as Company shall require. The Employee shall have the right to continue as a member of DaVinci, and provide certain book keeping and advisory services to DaVinci. on a limited basis, so as not to interfere with the Employee's obligations and duties on behalf of the Company.

         (C) The Employee shall perform, in conjunction with the Company's senior management, to the best of his ability the following services and duties for the Company (by way of example, and not by way of limitation):

               (i) Those duties attendant to the position with the Company for which he is hired;

               (ii) Formulation and the implementation of the Company's business plans and building a business development and marketing operation, subject to the direction of the Boards of Directors;

               (iii) Facilitate, establish and maintain Company relationships with clients, strategic partners, suppliers and other companies offering business opportunities.

               (iv) Coordinate and support the integration of marketing and business development relationships with the operational departments of the Company.

         (D) Employee's employment shall be based in Morristown, New Jersey, though Employee shall be required to travel often and frequently in order to undertake his duties for the Company, including at times, and when necessary, working at the Company's offices located in San Ramon, California and Maryland.

         (E) Employee represents that he shall comply with all federal, state and local securities laws and shall have prepared and filed with the appropriate agencies all required filings in a timely and efficient manner. Employee further agrees to abide by the rules and regulations of the Company.

                                   ARTICLE III
                                  COMPENSATION

         (A) Commencing with the commencement date of his initial employment, the Company shall pay to Employee a salary at the rate of $135,000.00 per annum (payable in equal bi-monthly installments or pursuant to such regular pay periods adopted by the Company) (the "Base Salary"). Employee's salary shall increase as may be determined by the board of directors.

         (B) Employee may receive such other additional compensation as may be determined from time to time by the Company. Nothing herein shall be deemed or construed to require the board of directors to award any bonus or additional compensation to Employee. Employee shall be a member of senior management and eligible to receive the forms of compensation received by other members of management, subject to and as determined by the Company's board of directors.

         (C) The Company shall deduct from Employee's compensation all federal, state, and local taxes, which it may now or may hereafter be required to deduct.

                                   ARTICLE IV
                                    BENEFITS

         (A) During the term hereof, (i) the Company shall provide Employee, if requested, with health insurance benefits and major medical insurance and (ii) Employee shall be reimbursed by the Company upon presentation of appropriate vouchers for all business expenses incurred by the Employee on behalf of the Company.

         (B) In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

         (C) For each year of the term hereof, Employee shall be entitled to 10 days paid vacation and all company paid holidays. At the option of the Employee, at any time after it has accrued, he may request that the vacation time be converted into paid salary.

                                    ARTICLE V
                                 NON-DISCLOSURE

         The Employee shall not, at any time during or after the termination of his employment hereunder except when acting on be half of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, proposed and current services and pricing, and any information relating to the Company's business (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations, marketing information, pricing, and information relating to proposed expansion of the Company or the Company's business plans. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. The foregoing is intended to be confirmatory of the common law of the state of Delaware relating to trade secrets and confidential information.

                                   ARTICLE VI
                              RESTRICTIVE COVENANT

         (A) In the event of the voluntary termination of employment with the Company or Employee's discharge in accordance with Article VIII or XI paragraph
(A), Employee agrees that he will not, for a period of two years following such termination, directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is in direct competition with that of the Company The term direct competition shall mean any company which is developing, selling or operating wireless location systems, the purpose of which is to establish the geographic location of a wireless phone or signal for a service or application.

         (B) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that this agreement shall not thereby be terminated but shall be deemed amended to delete there from such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefore.

         (C) Employee agrees that during the term of this Restrictive Covenant, he will not, directly or indirectly, (a) contact, induce, or influence any customers or clients, joint venture partners, employee, consultant, associate or affiliate of the Company or its or their successors with respect to the Company's proposed business or for any reason whatsoever, without the written consent of the Company, signed by two executive officers; (b) request or advise any customers, clients, joint venture partners, suppliers, manufacturers, employees, consultants, associates or affiliates of the Company or its or their successors, who may contact or attempt to contact the Employee to withdraw, curtail, or cancel such parties' business with the Company or its successors;
(c) disclose to any other persons or corporations the names or addresses of any of the customers, clients, joint venture partners, suppliers, manufacturers, wireless services providers, employees, consultants, associates, or affiliates of the Company or its or their successors; or (d) induce or encourage any employee to terminate his relationship with the Company.

                                   ARTICLE VII
                                      TERM

         This Agreement shall be for a term of 3 years commencing on the date hereof and terminating three years thereafter, unless sooner terminated pursuant to the terms hereof, and renewable as provided for herein.

                                  ARTICLE VIII
                           TERMINATION OR RESIGNATION

         (A) The Company may terminate this Agreement:

                  (i) Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns, and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid salary, bonus and severance compensation, if any.

                  (ii) Subject to the terms of this Article VIII herein, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four
(4)months.

                  (iii) If the Employee engages in fraud, misappropriation, or embezzlement of Company funds or gross negligence in the performance of his duties.

                  (iv) If the Employee engages in the misappropriation of corporate opportunities.

                  (v) The Company shall have the right to terminate Employee's employment hereunder for cause. For purposes of this Agreement, "cause" means
(a) a breach of the covenants herein, (b) failure to perform his duties in a professional and competent manner; (c) failure by Employee to substantially perform his duties or obligations hereunder; (d) Employee engaging in misconduct which is materially injurious to the Company; (e) Employee engaging in any act that in any way has a direct, substantial, and adverse effect on the Company's reputation; (f) Employee committing a crime of moral turpitude; (g) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of a crime constituting a felony.

         (B) Upon termination of this Agreement:

                  (i)  Pursuant  to  subarticles  (A)(iii),  (iv) & (v) of  this
Article VIII, Employee's employment hereunder and all compensation and benefits payable by the Company hereunder shall be immediately terminated. In addition, all granted options shall cease vesting.

                  (ii) In the event that Employee's employment is terminated pursuant to subarticles (A)(i) or (ii) Employee or his estate, as the case may be, shall be entitled to receive any payments under any applicable life or disability insurance plans, if any are in effect at the time of termination. Such payments, if any, shall be made at the time and in accordance with the terms and conditions of such plans. All vested options shall continue to be exercisable for a period of six months thereafter and all non-vested options shall terminate.

         (iii) In the event that the employment is terminated for any reason except as listed in this Article VIII, the Employee shall have the right to receive his salary for the period from the date of his termination until the earlier of (i) 6 months or (ii) the end of the initial term of the agreement and any unvested options that would have vested during the 6 month period following the termination date.

         (C) The Employee may only terminate this Agreement:

                  (i) In the event Employee is totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

                  (ii) In the event the Employee's duties are inconsistent with the Employee's position, duties, responsibilities, and status with the Company immediately prior to a change in control of the Company; subject to Article XI below.

                                   ARTICLE IX
                       PATENTS, COPYRIGHTS AND TRADEMARKS

                  Employee acknowledges that all Intellectual Property (as defined herein) developed or co-developed by the Employee during the Employee's tenure with the Company shall be the sole and absolute property of the Company. Employee agrees to facilitate and coordinate, to the best of his ability, the safeguarding of all Intellectual Property, which is developed or co-developed during Employee's tenure with the Company. Employee, on behalf and at the request of the Company shall detail all Intellectual Property developed or co-developed, so that the Company may file the appropriate patents or other filings in order to protect the Company's ownership rights in such properties. Employee shall execute and deliver assignments of all rights and interest in any Intellectual Property developed or co-developed during Employee's tenure with the Company, for the Company's records and as needed for filing with any federal, state, city, local, or foreign government agency or authority.

                                    ARTICLE X
                                  STOCK OPTIONS

         As part of the Employee's compensation and to induce Employee to enter into this Agreement the Company hereby grants to Employee options to purchase 125,000 shares of the Company's Common Stock, $.01 par value, upon and subject to the following conditions:

         (A) The option agreement dated as of May 20, 1999 by and between the Company and DaVinci is assigned to Employee, in accordance with the annexed assignment, whereby, the option (the "Option") granted to DaVinci to purchase 100,000 shares of the Company's Common Stock shall be assigned and transferred to Employee subject to the following amendments. The Option Agreement shall be amended as follows: (i) to increase the number of shares underlying the Option to equal an aggregate of 125,000 shares (ii) 25,000 shares underlying the Option shall be vested upon execution of this Agreement (iii) the balance of the shares underlying the Option shall vest at the rate of 1/3 per annum, which vesting period shall commence as of the date of the Option Agreement, whereby 1/3 of the shares underlying the balance of the option (33,333 shares) shall vest at the end of each year that this Agreement is in effect. The 25,000 shares referenced in (A)(ii) above shall be exercisable at $2.75 per share and of the remaining 100,000 shares underlying the Option 75% or 75,000 shares shall be exercisable at $2.75 and 25% or 25,000 shares shall be exercisable at $11.20; on a pro rata basis.

         (B) The Option provided for herein are not transferable by Employee and shall be exercisable only by Employee, or by his legal representative or executor, as provided under the terms of the stock option agreement, except that the Employee shall be eligible to assign or transfer the right to purchase 25,000 shares underlying the Option to DaVinci. Such Option shall terminate as provided under the terms of the stock option agreement. Employee agrees to indemnify the Company against any claims by DaVinci, or any officer, director, employee or affiliate, for any rights under the above referenced option agreement claimed against the Company by DaVinci due to the assignment of the Option to the Employee.

                                   ARTICLE XI
                             SEVERANCE COMPENSATION

         The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company. This Agreement sets forth the severance compensation which the Company agrees it will pay to the Employee if the Employee's employment with the Company terminates under one of the circumstances described herein following a Change in Control of the Company (as defined herein).

         (A) Term. This Article XI shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (i) the termination of the Employment Agreement including any renewal period, if a Change in Control of the Company has not occurred within a two-year period; (ii) the termination of the Employee's employment with the Company based on death, Disability (as defined in subarticle XI(C)(b)), Retirement (as defined in Subarticle XI(C)(c)) or Cause (as defined in
Subarticle XI(C)(d)) or by the Employee other than for Good Reason (as defined in Subarticle XI(C)(e)); and (iii) one year from the date of a Change in Control of the Company if the Employee has not terminated his employment for Good Reason as of such time.

         (B) Change in  Control.  No  compensation  shall be payable  under this
Article XI unless and until (i) there shall have been a Change in Control of the Company while the Employee is still an employee of the Company and (ii) the Employee's employment by the Company thereafter shall have been terminated in accordance with Subarticle XI(C). For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if (a) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the
Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (b) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company.

         (C) Termination.
             -----------

                  (i) Termination Following Change in Control. If a Change in Control of the Company shall have occurred while the Employee is still an employee of the Company, the Employee shall be entitled to the compensation provided in Subarticle XI(D) upon the subsequent termination of the Employee's employment with the Company by the Employee in accordance with Subarticle XI(C)(v) below or by the Company unless such termination is as a result of (a) the Employee's death; (b) the Employee's Disability (as defined in Subarticle XI(C)(ii) below); (c) the Employee's Retirement (as defined in Subarticle XI(C)(iii) below); (d) the Employee's termination by the Company for Cause (as defined in Subarticle XI(C)(iv) below); or (e) the Employee's decision to terminate employment other than for Good Reason (as defined in Subarticle XI(C)(v) below).

                  (ii) Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties with the Company on a full-time basis for six months and within 30 days after written notice of termination is thereafter given by the Company the Employee shall not have returned to the full-time performance of the Employee's duties, the Company may terminate this Agreement for "Disability."

                  (iii)  Retirement.  The  term  "Retirement"  as  used  in this
Article XI shall mean termination by the Company or the Employee of the Employee's employment based on the Employee's having reached age 65 or such other age as shall have been fixed in any arrangement established with the Employee's consent with respect to the Employee.

                  (iv) Cause. The Company may terminate the Employee's employment for Cause, as defined in subarticle VIII(a)(v).

                  (v) Good Reason. The Employee may terminate the Employee's employment for Good Reason, upon the consummation of a Change in Control of the Company at any time within one year of the consuammtion of the Change in Control. For purposes of this Agreement "Good Reason" shall mean any of the following (without the Employee's express written consent):

                    (a) the  assignment to the Employee by the Company of duties inconsistent with the Employee's position, duties, responsibilities, and status with the Company immediately prior to a Change in Control of the Company, or a change in the Employee's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Employee from or any failure to reelect the Employee to any of such position, except in connection with the termination of his employment for Disability, Retirement, or Cause or as a result of the Employee's death or by the Employee other than for Good Reason;

                    (b) a reduction by the Company in the Employee's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement after a Change in Control;

                    (c) any  failure by the  Company to  continue  in effect any benefit plan or arrangement (including, without limitation, the Company's life insurance and medical, dental, accident, and disability plans) in which the Employee is participating at the time of a Change in Control of the Company (or any other plans providing the Employee with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such Benefit;

                    (d) any  failure by the  Company to  continue  in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's Stock Option Plan, and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Employee is participating at the time of a Change in Control of the Company (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such Securities Plan;

                    (e) the  Employee's  relocation  to any place other than the location at which the Employee performed the Employee's duties prior to a Change in Control of the Company, except for required travel by the Employee on the Company's business to an extent substantially consistent with the Employee's business travel obligations at the time of a Change in Control of the Company;

                  (vi) Notice of Termination. Any termination by the Company pursuant to Subarticles XI(C)(ii), (iii) or (iv) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

                  (vii) Date of Termination.  "Date of  Termination"  shall mean
(a) if this Agreement is terminated by the Company pursuant to Subarticles XI(C)(ii), (iii) or (iv), 30 days after Notice of Termination is given to the Employee or (b) if the Employee's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is stated to be effective.

         (D) Severance Compensation upon Termination of Employment.
             -----------------------------------------------------

                  (i) If the Company shall terminate the Employee's employment other than pursuant to Subarticles XI(C)(ii)(iii) or (iv) or if the Employee shall terminate his employment for Good Reason, then the Company shall:

                    (a) Vest all options granted by the Company to the Employee, whereby, the Employee would be eligible to exercise all shares underlying option for the remainder of the original option agreement term; and

                    (b) Within ten days following the Date of Termination, shall cause the Employee to be relieved of any and all personal guarantees of Company obligations, and fully pay all outstanding loans and other obligations of the Company to the Employee. If, for any reason, the Company fails to comply with its obligations under this subparagraph, the Employee shall have the option, at his sole discretion, to convert up to the principal amount of such Notes to shares of the Company's Common Stock at the rate of 50% of the closing bid price on the such date per share;
               provided, that the conversion of all or a portion of any outstanding loans by the Employee shall not relieve the Company of any of its obligations arising under this subparagraph including the obligations to repay any unconverted loans and relieve the Employee of any personal guarantees.

                  (ii) In the event that the Employee is terminated for "Disability", as defined in Subarticle XI(C)(ii), the Company shall continue to compensate him and he shall receive his Base Salary as provided under Article III of this Agreement for a period of 4 months commencing from the date of such total disability. The aforesaid obligations of the Company shall not extend beyond the term of this Agreement. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive or to which he may become entitled; and provided further that the payments herein provided shall not extend beyond the term of this Agreement.

   (E) No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.
       ------------------------------------------------------------------------

                  (i) The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Article XI by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Article XI be reduced by any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise.

                  (ii) The provisions of this Article XI, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

         (F) Successor to the Company. (i) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, expressly, absolutely, and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Employee to terminate the Employee's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Subarticle XI(F) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Employee is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 3 and 4 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Employee pursuant to Subarticle XI(D) hereof.

                  (ii) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

         (G) Legal Fees and Expenses. The Company shall pay all legal fees and expenses which the Employee may incur as a result of the Company's contesting the validity, enforceability, or the Employee's interpretation of, or determinations under, this Article XI, if the Company is found to in error.

                                   ARTICLE XII
                         TERMINATION OF PRIOR AGREEMENTS

         This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, without prejudice to Employee's right to all accrued compensation prior to the effective date of this Agreement.

                                  ARTICLE XIII
                                   ARBITRATION

         Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the Contra Costa County, the State of California in accordance with the rules of a mutually agreed upon arbitration association. The arbitrator shall be selected by the association and shall be an attorney at law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

                                   ARTICLE XIV
                                  SEVERABILITY

         If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XXV
                                     NOTICE

         All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

                                   ARTICLE XVI
                                     BENEFIT

         This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                  ARTICLE XVII
                                     WAIVER

         The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVIII
                                  GOVERNING LAW

         This Agreement shall be governed with resepect to its construction and validity in accordance with Delaware law. Delaware law shall be applied to this Agreement irrespective of the forum for the conflict.

                                   ARTICLE XIX
                                  JURISDICTION

         Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of California and Employee hereby consents to the jurisdiction of any local, state, or federal court located within the State of California.

                                   ARTICLE XX
                                ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

                                                       U.S. Wireless Corporation


                                           By: _________________________________
                                               Name:
                                               Title:


                                               ---------------------------------
                                               (Employee)